NOTICE TO ALL POTENTIAL INVESTORS

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
1-877-858-5407 or by emailing Citigroup-DCM-Prospectus@citigroup.com.

Information in this material regarding any assets backing any securities discussed or referred to herein supersedes all prior information regarding such assets that is inconsistent with the information in this material. Citigroup
Global Markets Inc., PNC Capital Markets LLC, Barclays Capital Inc., Deutsche
Bank Securities Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities discussed or referred to herein or derivatives thereof
(including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantively similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o disclaimers of responsibility or liability;

o statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

                                    ANNEX A-5

           CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
                            MORTGAGED REAL PROPERTIES

                 MORTGAGE        LOAN
    LOAN           LOAN         GROUP
   NUMBER         SELLER        NUMBER                    LOAN / PROPERTY NAME
----------------------------------------------------------------------------------------------

      6            PNC             2       Emerald Isle Senior Apartments
     22            CGM             2       Woodstream Apartments
     27            CGM             2       Bristol Pointe Apartment Homes
     30            CGM             2       Mallard Crossing Apartments
     32            CGM             2       Treetops Apartments
     39            CGM             2       Wolf Creek Apartments
     45            CGM             2       Promontory Apartments
     49            CGM             2       Hidden Valley Club Apartments
     51            CGM             2       Four Winds Apartments
----------------------------------------------------------------------------------------------
                                           Beau Rivage Portfolio
     52            CGM             2       Beau Rivage Apartments 192
     53            CGM             2       Beau Rivage Apartments 132
----------------------------------------------------------------------------------------------
                                           Curat Multifamily Portfolio
     60            CGM             2       Autumnwood Apartments
     61            CGM             2       Silvercreek Apartments
----------------------------------------------------------------------------------------------
     62            CGM             2       Hilands II Apartments
     63            PNC             2       Houston Levee Apartments
     64            CGM             2       Meadows Apartments
----------------------------------------------------------------------------------------------
     70            CGM             2       Stonehenge Apartments
     70                                    Starkville Crossing
     70                                    Stonehenge Apts
----------------------------------------------------------------------------------------------
     90            PNC             2       Berkley Village - Newport News
     98            PNC             2       Wimbledon Place Apartments
     101           CGM             2       Spring Meadow Apartments
     106           CGM             2       Regency at Chandler Park
     111           PNC             2       Chaparral Townhomes
     114           CGM             2       Apple Creek Apartments
     115           CGM             2       Millport Apartments
     117           CGM             1       Village Green MHP
     121           CGM             2       Crystal Lake Apartments
     129           CGM             2       Kipling Manor Apartments
     134           PNC             2       Sherman Oaks Apartments & Apple Mini Storage
     138           CGM             2       Willow Creek
     143           CGM             2       Grace Street Apartments
     159           PNC             2       Crawford Mayfair Apartments
     162           PNC             2       Park Westwood Apartments
     166           PNC             2       Mayfair Village Apartments

    LOAN
   NUMBER                                                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      6       661 North Rose Drive
     22       675 East Street Road
     27       3500 Peachtree Corners Circle
     30       9980 Hanover Way
     32       250 Treetops Drive
     39       403 Wolf Creek Circle
     45       60 West Stone Loop
     49       600 Hidden Valley Club Drive
     51       8000 Perry Street
------------------------------------------------------------------------------------------------------------------------------------
     52       4707 East Upriver Drive
     53       4707 East Upriver Drive
------------------------------------------------------------------------------------------------------------------------------------

     60       717 Irving Avenue
     61       1526 North Seminary Avenue
------------------------------------------------------------------------------------------------------------------------------------
     62       5755 East River Road
     63       2801 Houston Levee Road
     64       2400 Springdale Road
------------------------------------------------------------------------------------------------------------------------------------
     70       Various
     70       107-125 John Calvin Street, 301-509 Mallory Lane, 101-123 Rutledge Street, 100-218 John Wesley Road
              and 300-307 Abernathy Drive
     70       625 South Montgomery
------------------------------------------------------------------------------------------------------------------------------------
     90       900 Daphia Circle
     98       7605 East 49th Street
     101      10030 North 43rd Avenue
     106      101 Chandler Park
     111      351 Chaparral Road
     114      3001 Pheasant Run Road
     115      1001 Islington Street
     117      1700 Robbins Road
     121      10500 South East 26th Avenue
     129      82-90 Kip Drive
     134      5301 Sherman Street
     138      2420 Parklawn Drive
     143      401-411 West Grace Street
     159      3350-3364 Broadmoor Avenue, 65-71 S. Hampton Road, 223-291 Mayfair Boulevard
     162      9501 West Sam Houston Parkway
     166      412-440 & 57-73 Mayfair Boulevard

    LOAN
   NUMBER            CITY             STATE       ZIP CODE         COUNTY             PROPERTY TYPE       DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

      6       Placentia                 CA          92870     Orange             Multifamily              Conventional
     22       Warminster                PA          18974     Bucks              Multifamily              Conventional
     27       Norcross                  GA          30092     Gwinnett           Multifamily              Conventional
     30       Loveland                  OH          45140     Warren             Multifamily              Conventional
     32       Highland Park             NJ          08904     Middlesex          Multifamily              Conventional
     39       Raleigh                   NC          27606     Wake               Multifamily              Student Housing
     45       Tucson                    AZ          85704     Pima               Multifamily              Conventional
     49       Ann Arbor                 MI          48104     Washtenaw          Multifamily              Student Housing
     51       Overland Park             KS          66204     Johnson            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------

     52       Spokane                   WA          99217     Spokane            Multifamily              Conventional
     53       Spokane                   WA          99217     Spokane            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------

     60       Woodstock                 IL          60098     McHenry            Multifamily              Conventional
     61       Woodstock                 IL          60098     McHenry            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------
     62       Tucson                    AZ          85750     Pima               Multifamily              Conventional
     63       Memphis                   TN          38016     Shelby             Multifamily              Conventional
     64       Waukesha                  WI          53186     Waukesha           Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
----------------------------------------------------------------------------------------------------------------------------------
     90       Newport News              VA          23601     Newport News City  Multifamily              Section 8
     98       Tulsa                     OK          74145     Tulsa              Multifamily              Conventional
     101      Glendale                  AZ          85302     Maricopa           Multifamily              Conventional
     106      Greer                     SC          29651     Greenville         Multifamily              Conventional
     111      Allen                     TX          75002     Colin              Multifamily              Conventional
     114      Norman                    OK          73072     Cleveland          Multifamily              Conventional
     115      Portsmouth                NH          03801     Rockingham         Multifamily              Conventional
     117      Grand Haven               MI          49417     Ottawa             Manufactured Housing     Manufactured Housing
     121      Milwaukie                 OR          97222     Clackamas          Multifamily              Conventional
     129      Salinas                   CA          93906     Monterey           Multifamily              Conventional
     134      Wausau                    WI          54401     Marathon           Multifamily              Conventional
     138      Waukesha                  WI          53186     Waukesha           Multifamily              Conventional
     143      Richmond                  VA          23220     Richmond City      Multifamily              Student Housing
     159      Columbus                  OH          43213     Franklin           Multifamily              Conventional
     162      Houston                   TX          77099     Harris             Multifamily              Conventional
     166      Columbus                  OH          43213     Franklin           Multifamily              Conventional

                                                                                                                      # OF 4 OR
    LOAN        ELEVATOR(S)        UTILITIES TENANT PAYS         # OF       # OF 1 BED     # OF 2 BED   # OF 3 BED      MORE
   NUMBER        (YES/NO)                                       STUDIOS       ROOMS          ROOMS        ROOMS       BED ROOMS
------------------------------------------------------------------------------------------------------------------------------------

      6              7        Electric, Gas                       NAP          267            155          NAP            NAP
     22              0        Electric, Gas                       NAP          142            126          122            NAP
     27              0        Electric, Gas, Water, Sewer         NAP          216            244           48            NAP
     30              0        Electric                            NAP          158            164           28            NAP
     32              0        Electric, Gas                       NAP          156            60           NAP            NAP
     39              0        Electric, Water, Sewer              NAP          NAP            12            72            132
     45              0        Electric                            40           371            53           NAP            NAP
     49              0        Electric                            36           198            90           NAP            NAP
     51              0        Water                               NAP          184            150           16            NAP
------------------------------------------------------------------------------------------------------------------------------------

     52              0        Electric                            NAP           64            100           28            NAP
     53              0        Electric                            NAP           44            88           NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------

     60              3        Water, Sewer                         6            21            75           NAP            NAP
     61              0        Water, Sewer                        NAP           36            64           NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     62              0        Electric                            NAP          353            47           NAP            NAP
     63              0        Electric, Gas, Water, Sewer         NAP           96            129           64            NAP
     64              0        Electric                            NAP          165            310          NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     70
     70              0        Electric, Gas, Water, Sewer         NAP          NAP            NAP          105            NAP
     70              0        Electric, Gas, Water, Sewer         NAP          NAP            104          NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     90              0        None                                NAP          148            50           NAP            NAP
     98              0        Electric                            NAP          222            70           NAP            NAP
     101             0        Electric                            NAP          205            66           NAP            NAP
     106             0        Electric, Gas, Water, Sewer         NAP           60            48            30            NAP
     111             0        Electric                            NAP          NAP            30            67            29
     114             0        Electric, Water, Sewer              NAP          136            112          NAP            NAP
     115             1        Electric                             5            25            32            5             NAP
     117            NAP       NAP                                 NAP          NAP            NAP          NAP            NAP
     121             0        Electric                            NAP           75            75           NAP            NAP
     129             0        Electric, Gas                       NAP           38            53            1             NAP
     134             0        Electric, Gas                       NAP          104            32           NAP            NAP
     138             0        Electric, Gas                       NAP          118            50           NAP            NAP
     143             0        None                                10            15            28            4             NAP
     159             0        Electric, Gas, Water, Sewer         NAP          NAP            124          NAP            NAP
     162             0        Electric                            NAP           34            92           NAP            NAP
     166             0        Water, Sewer                        NAP           1             30            1             NAP

    LOAN         AVERAGE RENTAL        AVERAGE RENTAL         AVERAGE RENTAL          AVERAGE RENTAL         AVERAGE RENTAL
   NUMBER          RATE STUDIO            RATE 1 BR              RATE 2 BR               RATE 3 BR              RATE 4+ BR
---------------------------------------------------------------------------------------------------------------------------------

      6                NAP             962-1970; 1,046       1,310-1,775; 1,535             NAP                     NAP
     22                NAP               820-860; 838          808-1,065; 997         882-1,215; 1,182              NAP
     27                NAP               650-705; 685           760-860; 822          970-1,200; 1,058              NAP
     30                NAP              574-1,145; 727         445-2,292; 914         514-1,800; 1,017              NAP
     32                NAP             610-2,260; 1,101      1,085-2,500; 1,321             NAP                     NAP
     39                NAP                   NAP             1,000-1,000; 1,000       800-1,200; 1,193      1,182-1,576; 1,547
     45           374-565; 434           325-770; 513           450-930; 676                NAP                     NAP
     49           495-730; 590           550-850; 691           745-945; 844                NAP                     NAP
     51                NAP               609-741; 646           575-892; 738            711-970; 891                NAP
---------------------------------------------------------------------------------------------------------------------------------

     52                NAP               510-510; 510           575-625; 606            695-720; 708                NAP
     53                NAP               510-510; 510           510-625; 600                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------

     60           600-610; 608           656-716; 700           706-786; 751                NAP                     NAP
     61                NAP               655-725; 708           703-825;786                 NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     62                NAP               355-755; 505           360-845; 642                NAP                     NAP
     63                NAP               685-815; 700          652-1,450; 839          730-1,095; 991               NAP
     64                NAP               585-755; 624           650-890; 751                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     70
     70                NAP                   NAP                    NAP                400-1,100; 828               NAP
     70                NAP                   NAP                500-595; 592                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     90                NAP               507-507; 507           585-585; 585                NAP                     NAP
     98                NAP               380-589; 420           399-600; 538                NAP                     NAP
     101               NAP               420-661; 503           549-793; 647                NAP                     NAP
     106               NAP               525-575; 549           630-680; 655            750-750; 750                NAP
     111               NAP                   NAP                643-840; 773           736-1,004; 876         811-1,060; 978
     114               NAP               335-494; 407           431-589; 524                NAP                     NAP
     115          795-900; 836         795-1,150; 1,023      1,200-1,650; 1,408      1,625-1,630; 1,628             NAP
     117               NAP                   NAP                    NAP                     NAP                     NAP
     121               NAP               108-632; 497           74-740; 645                 NAP                     NAP
     129               NAP               675-750; 738           800-875; 845            800-800; 800                NAP
     134               NAP               480-650; 516           590-675; 632                NAP                     NAP
     138               NAP               617-710; 659           655-785; 766                NAP                     NAP
     143          630-675; 657           575-850; 787         725-1,175; 1,121       1,200-1,500; 1,375             NAP
     159               NAP                   NAP                384-678; 533                NAP                     NAP
     162               NAP               425-515; 480           515-720; 652                NAP                     NAP
     166               NAP               464-464; 464           483-574; 531            665-665; 665                NAP